EXHIBIT B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64354 of Safeway Inc. on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of The Von’s Companies, Inc. Pharmacists’ 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Francisco, California

June 21, 2006